Exhibit 3.14
Adopted April 3, 2007
Bylaws
of
Valero California Retail Company

ARTICLE I
OFFICES
SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.
SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
SECTION 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice given prior to the date previously scheduled for such annual meeting of stockholders.
SECTION 2.3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Chairman of the Board or Chief Executive Officer, or by the Board of Directors or by written order of a majority of the directors and shall be called by the Chief Executive Officer upon the written request of holders of the majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote with respect to the business proposed to be conducted at such meeting. Such request shall state the purposes of the proposed meeting. The Chairman of the Board, Chief Executive Officer or directors so calling, or the stockholders so requesting any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice given prior to the date previously scheduled for such special meeting of stockholders.
SECTION 2.4. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the date fixed for such meeting.
SECTION 2.5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the presiding officer of any meeting or holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
SECTION 2.6. Voting. (a) Except as otherwise provided by law or by the Certificate of Incorporation or by these bylaws, at any meeting of stockholders the presence in person or by proxy of the holders of the outstanding shares of stock of the corporation entitled to vote thereat and having a majority of the voting power with respect to a subject matter shall constitute a quorum for the transaction of business as to that subject matter, and all questions with respect to a subject matter, except the election of directors, shall be decided by vote of the shares having a majority of the voting power so represented in person or by proxy at the meeting and entitled to vote thereat. Election of directors shall be determined by a plurality vote of the shares present in person or by proxy and entitled to vote on the election of directors. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(b) Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.
SECTION 2.7. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.
SECTION 2.8. Voting of Stock of Certain Holders. (a) Any other corporation owning voting shares in the corporation may vote the same by its Chief Executive Officer or President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation. A partnership holding shares of the corporation may vote such shares by any general partner or by proxy appointed by any general partner. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.
(b) Either of the Chief Executive Officer or the President of this corporation may vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation (or any partnership or other interest in any partnership or other enterprise) standing in the name of the corporation.
SECTION 2.9. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted m determining the total number of outstanding shares.
SECTION 2.10. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole Board shall be not less than one. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, such number of directors shall initially be three, but shall thereafter from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3., and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.
SECTION 3.3. Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.
SECTION 3.4. Annual Meeting. An annual meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, upon notice given to each director at least 24 hours prior to the time of such meeting, either within or without the State of Delaware.
SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the Board of Directors. The Chairman of the Board or Chief Executive Officer so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.
SECTION 3.6. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any matter where notice is required by statute.
SECTION 3.7. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum, provided however, that such remaining directors constitute not less than one-third of the total number of directors.
SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
SECTION 3.9. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEE OF DIRECTORS
SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.
SECTION 4.2. Executive Committee. The Executive Committee (if such Committee is created by the Board), during intervals between meetings of the Board of Directors and while the Board is not in session, shall have and exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including (except as otherwise limited by statute, the Certificate of Incorporation or these bylaws) the power and authority to appoint officers and agents of the corporation, to approve guarantees, leases, contracts, notes, bonds and other evidences of indebtedness, to declare dividends, to authorize the issuance of stock, to adopt certificates of ownership and merger pursuant to the provisions of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), and to approve commitments for expenditures subject to such expenditure approval authority limits as the Board of Directors may from time to time establish. In the absence of the appointment of a Nominating Committee, the Executive Committee may also review possible director candidates, including director recommendations properly presented by stockholders, and recommend to the full Board individuals suited for election as directors. The Executive Committee may recommend the establishment of committees of the Board and review and recommend annually to the full Board the slate of Board nominees for election by the corporation's stockholders. The Executive Committee may also review the qualifications of the corporation's commercial and investment bankers, review relations with the corporation's creditors, security holders and investment bankers and recommend changes to the capital structure of the corporation.
SECTION 4.3. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
SECTION 4.4. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.
ARTICLE V
NOTICE
SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed or sent by overnight courier service to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or facsimile. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address.
SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
CHAIRMAN OF THE BOARD
SECTION 6.1. The Chairman of the Board of Directors, if there be one, shall be elected from among the directors, shall have the power to preside at all meetings of the Board of Directors, and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.
ARTICLE VII
OFFICERS
SECTION 7.1. The officers of the corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated an Executive Vice President or a Senior Vice President, a Secretary, a Treasurer and a Controller. The Board of Directors may appoint such other officers and agents, including a Chief Legal Officer, a Chief Financial Officer and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person.
SECTION 7.2. The officers of the corporation shall be elected annually by the Board of Directors at a regular meeting of the Board of Directors held immediately prior to, or immediately following, the annual meeting of stockholders, or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.
SECTION 7.3. Any officer or agent elected or appointed by the Board of Directors or the Executive Committee may be removed without cause by the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 7.4. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
SECTION 7.5. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.
SECTION 7.6. The Chief Executive Officer, the President and each Vice President shall have authority to sign any deeds, bonds, mortgages, guarantees, indemnities, contracts, checks, notes, drafts or other instruments authorized to be executed by the Board of Directors or any duly authorized committee thereof, or if so authorized in any approval authority policy or procedure adopted by or at the direction of the Board, or if not inconsistent with the Certificate of Incorporation, these bylaws, any action of the Board of Directors or any duly authorized committee thereof or any such policy or procedure, and, together with the Secretary or any other officer of the corporation thereunto authorized by the Board or the Executive Committee, may sign any certificates for shares of the corporation which the Board or the Executive Committee has authorized to be issued, except in cases where the signing and execution of any such instrument or certificate has been expressly delegated by these bylaws or by the Board or the Executive Committee to some other officer or agent of the corporation or shall be required by law to be otherwise executed.
SECTION 7.7. The Chief Executive Officer shall serve as general manager of the business and affairs of the corporation and shall report directly to the Board of Directors, with all other officers, officials, employees and agents reporting directly or indirectly to him. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the Chief Executive Officer shall also preside at all meetings of the Board of Directors unless the Board of Directors shall have chosen another presiding officer. The Chief Executive Officer shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation; he shall keep the Board of Directors and Executive Committee fully informed and shall consult with them concerning the business of the corporation. Subject to the supervision, approval and review of his actions by the Board of Directors, the Chief Executive Officer shall have authority to cause the employment or appointment of and the discharge of assistant officers, employees and agents of the corporation, and to fix their compensation; and to suspend for cause, pending final action by the Board of Directors or Executive Committee, any officer subordinate to the Chief Executive Officer. The Chief Executive Officer shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors or the Executive Committee. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.
SECTION 7.8. The President shall be the chief operating officer of the corporation and, subject to the control of the Board of Directors and Chief Executive Officer, shall in general supervise and control the business operations of the corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, he shall preside at all meetings of the stockholders of the corporation, unless in either case the Board of Directors shall have chosen another presiding officer. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning the business of the corporation. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive Officer, unless such authority shall have been designated by the Board of Directors, Executive Committee or Chief Executive Officer to another person.
SECTION 7 .9. The Vice Presidents shall perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
SECTION 7.10. If appointed, the chief legal officer of the corporation shall have charge of all matters of legal importance to the corporation and shall keep the Board of Directors, the Executive Committee, the Chief Executive Officer and the President advised of the character and progress of all legal proceedings and claims by and against the corporation, or in which it is interested by reason of its ownership of or affiliation with other corporations or entities; when requested by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, render his opinion upon any subjects of interest to the corporation which may be referred to him; monitor activities of the corporation to assure that the corporation complies with the laws applicable to the corporation and in general perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
SECTION 7.11. If appointed, the Chief Financial Officer shall be the principal financial officer of the corporation and, unless the Board of Directors shall so designate another officer, shall also be the principal accounting officer of the corporation. The Chief Financial Officer shall in general supervise and control the keeping and maintaining of proper and correct accounts of the corporation's assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, properties and business transactions, as well as all funds, securities, evidences of indebtedness and other valuable documents of the corporation. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning financial matters affecting the corporation and shall render such reports to the Board of Directors, the Executive Committee, the Chief Executive Officer or the President as they may request. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
SECTION 7.12. The Secretary shall attend, and record and have custody of, the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; be custodian of the corporate records and of the seal of the corporation; sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors or the Executive Committee; and in general, perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
SECTION 7.13. The Treasurer shall have charge and custody of and be responsible for all funds of the corporation; and in general, perform all the duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
SECTION 7.14. The Controller shall have charge and supervision of and be responsible for the accounting function of the corporation and, in general perform all duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Chief Executive Officer or the President.
ARTICLE VIII
CONTRACTS AND DEPOSITS
SECTION 8.1. Contracts. Subject to the provisions of Sections 7.6, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 8.2. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE IX
CERTIFICATES OF STOCK
SECTION 9.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 9.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.
SECTION 9.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.
SECTION 9.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE X
DIVIDENDS
SECTION 10.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.
SECTION 10.2. Reserve. Before payment of any dividend, there may be set aside out of funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE XI
INDEMNIFICATION
Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (but, in the case of any amendment thereto, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (but not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the DGCL. The corporation may, by action of its Board of Directors or as required pursuant to the Certificate of Incorporation, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his official capacity and as to action in another capacity or holding such office.

ARTICLE XII
MISCELLANEOUS
SECTION 12.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
SECTION 12.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.
ARTICLE XIII
AMENDMENT
These bylaws may be altered, amended, added to or repealed by the stockholders at any annual or special meeting, by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast, and, except as may be otherwise required by law, the power to alter, amend, add to or repeal these bylaws is also vested in the Board of Directors, acting by a majority vote of the members of the Board of Directors in office (subject always to the power of the stockholders to change such action).